UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2019

Black Creek Industrial REIT IV Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01.    Completion of Acquisition or Disposition of Assets.
Dallas Infill Industrial Portfolio
On June 28, 2019, Black Creek Industrial REIT IV Inc. (the “Company”), through its wholly-owned subsidiaries, acquired from Pioneer Industrial, LLC, Pioneer Parking Lot, LLC and Cava Northgate Industrial LLC (together, the “Seller”) a 100% fee interest in five industrial buildings totaling approximately 1.4 million square feet on approximately 71.1 acres (the “Dallas Infill Industrial Portfolio”). The Dallas Infill Industrial Portfolio is located in the Dallas market and is 98.3% occupied by 15 customers with a weighted-average remaining lease term (based on square feet) of approximately 3.5 years. Two customers in the Dallas Infill Industrial Portfolio individually lease more than 10% of the total rentable area, as described below:

•
Automotive Parts Distribution International, LLC, an automotive parts distributor, leases approximately 0.4 million square feet, or approximately 28% of the portfolio’s rentable area, under a lease that expires in December 2022, with the option to extend the lease for up to two additional terms of five years each. The annual base rent under the lease is currently approximately $1.3 million and is subject to annual rent escalations of approximately 1% in January 2020, approximately 4% in January 2021 and approximately 1% in January 2022.

•
Cardone Industries, Inc., an automotive parts manufacturer, leases approximately 0.4 million square feet, or approximately 28% of the portfolio’s rentable area, under a lease that expires in March 2021, with one option to extend the term of the lease for five years. The annual base rent under the lease is currently approximately $1.2 million and is subject to an annual rent escalation of approximately 5% in April 2020.

The total purchase price was $115.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Seller is not affiliated with the Company or its affiliates. The Company funded the acquisition using proceeds from the Company’s public offering and the assumption of two fixed-rate mortgage notes for an aggregate amount of $49.3 million with a weighted-average interest rate of 3.71% and a weighted-average remaining term of 5.9 years.
Item 9.01.    Financial Statements and Exhibits.
(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information
To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than September 16, 2019.
Forward-Looking Statement
This Current Report on Form 8-K contains forward-looking statements (such as those concerning future rent escalations) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to satisfy conditions precedent to the Company’s assumption of two fixed-rate mortgages and complete the acquisition of the Dallas Infill Industrial Portfolio, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

July 1, 2019	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer